UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2019
NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

590 Madison Ave, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class common stock, par value $0.01 per share	NRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)   NorthStar Realty Europe Corp. (the “Company”) held its 2019 Annual Meeting of Stockholders on August 14, 2019 (the “Meeting”).  At the close of business on June 18, 2019, the record date for the Meeting, there were 50,289,846 shares of the Company’s common stock outstanding and entitled to vote.  Holders of 39,644,494 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders at the Meeting were:

Proposal 1.    At the Meeting, the following individuals were elected to the Company’s Board of Directors, each to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Abstained	Broker Non-Vote
Thomas J. Barrack, Jr.	31,332,408	3,427,892	0	4,884,194
Mahbod Nia	34,082,301	677,999	0	4,884,194
Mario Chisholm	34,119,764	640,536	0	4,884,194
Judith A. Hannaway	34,091,461	668,839	0	4,884,194
Dianne Hurley	34,121,424	638,876	0	4,884,194
Oscar Junquera	34,002,621	757,679	0	4,884,194
Wesley D. Minami	34,089,519	670,781	0	4,884,194

Proposal 2.    At the Meeting, stockholders ratified the appointment of PricewaterhouseCoopers, Société coopérative as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, by the following vote:

For	Against	Abstained	Broker Non-Vote
39,018,237	552,822	73,435	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: August 14, 2019	By:	/s/ Trevor K. Ross
Trevor K. Ross Executive Vice President, General Counsel and Secretary